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                                                                    Exhibit 12.9



SUPPLEMENTAL SCHEDULE -- CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA MIRA MESA PARTNERS
RATIO OF EARNINGS TO FIXED CHARGES:


                                                                Year End.   Year End.  Year End.   Year End.    Year End.
                                                                  1996        1997       1998        1999         2000
                                                             ----------------------------------- ------------ -------------

Earnings:
  Pretax income (loss)                                            $ 317      $ (792)     $ 181       $ 484        $ 469

Fixed Charges:
  Interest expense                                                  560         464        439         450          486
  Interest factor of rental expense                                   -           -          -           -            -
                                                             ----------------------------------- ------------ -------------
             Total fixed charges                                    560         464        439         450          486
                                                             ----------------------------------- ------------ -------------

             Total earnings                                         877        (328)        620        934          955

             Total fixed charges                                    560         464         439        450          486
                                                             ----------------------------------- ------------ -------------

                                                             ----------------------------------- ------------ -------------
Ratio of earnings to fixed charges                                 1.57       (0.71)       1.41       2.08         1.97
                                                             ----------------------------------- ------------ -------------

                                                             ----------------------------------- ------------ -------------
  Deficiency to cover fixed charges                                   -         792           -          -            -
                                                             ----------------------------------- ------------ -------------

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                                 -           -           -          -            -
             Interest factor                                        33%         33%         33%        33%          33%
                                                             ----------------------------------- ------------ -------------

                            Total                                     -          -           -          -            -
                                                             =================================== ============ =============